UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 902-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On December 13, 2004 Primus Telecommunications Group, Incorporated (“Primus” or the “Company”) received an opinion and a court order dated December 8, 2004 granting Primus’s motion to dismiss the shareholder derivative action that had been filed in the United States District Court for the Eastern District of Virginia, Alexandria Division (Taddy v. Primus). Plaintiff had sued the current members of Primus’s Board of Directors and Messrs. Earle, Hazard and Hamlin (the “Primus Defendants”) on behalf of Primus for alleged violations of state law, including breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment.

The court dismissed the complaint because plaintiff failed to: (1) make a demand on Primus’s Board of Directors before filing the action as required by Delaware law or (2) allege with the requisite specificity that such a demand would have been futile. The court denied plaintiff’s request to amend the complaint and dismissed the complaint with prejudice. Plaintiff has 30 days in which to appeal this order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATION GROUP, INCORPORATED

Dated: December 14, 2004	By:	/s/ Neil L. Hazard
Neil L. Hazard
Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)